Exhibit 10.1
STERLING CONSTRUCTION COMPANY, INC.
Restricted Stock Agreement

Award Date:	[__________________________]

Award Recipient:	[__________________________]

Number of Shares of Common Stock:	[__________________________]

Termination (Vesting) Date:	At 5:00 p.m. Central Time on the day immediately preceding the [year] Annual Meeting of Stockholders
This Restricted Stock Agreement (this “Agreement”) is made effective on the Award Date set forth above and is entered into between Sterling Construction Company, Inc., a Delaware corporation (the “Company”) and the above-named Award Recipient (the “Grantee”) pursuant to the Company’s 2001 Stock Incentive Plan (the “Plan”) which is incorporated herein by reference. The Grantee acknowledges that he has received a copy of the Plan. Capitalized terms used but not defined in this Agreement have the meanings given to them in the Plan.
This Award constitutes the equity portion of non-employee director compensation due to the Grantee that has been established by the Corporate Governance & Nominating Committee of the Board of Directors (the “Board.”) In consideration of the premises and the covenants contained herein, the parties agree as follows:
1.	Grant of Restricted Stock. Subject to the terms and conditions of this Agreement, the Company awards to the Grantee, and the Grantee accepts the number of shares of common stock of the Company set forth above. Those shares together with any additional shares of stock of the Company issued on account of those shares as a result of stock dividends, stock splits or recapitalizations (whether by way of mergers, consolidations, combinations or exchanges of shares or the like) are referred to in this Agreement as the “Restricted Stock.”)

2.	Restrictions.
Until the termination of the restrictions, the Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered except as provided in this Agreement.
No rights or interests of the Grantee under this Agreement or under the Plan may be assigned, encumbered or transferred except by will or the laws of descent and distribution.
On the date the Grantee ceases to be a director of the Company for any reason other his death or Disability (as defined below) all Restricted Stock that is then subject to the restrictions imposed under this Section 2 shall be forfeited and returned to the Company unless the Board in its discretion shall determine otherwise.
Definition of Disability. As used herein, the term “Disability” means the Grantee’s inability by reason of physical or mental impairment to perform service as a director for ninety or more days within any six-month period. Any dispute as to whether a Disability exists will be finally resolved by an independent qualified physician acceptable to the Company and the Grantee or his personal representative, as appropriate, or, if the Company and the

Grantee or his representative are unable to agree on an independent qualified physician, by a panel of three physicians, one designated by the Company, one designated by the Grantee or his representative, and one designated by the two physicians so designated. The cost of the determination shall be borne by the Company.
3.	Termination of Restrictions. The restrictions set forth in Section 2, above —
Shall terminate as to the Restricted Stock on the Termination Date set forth above,
Shall terminate earlier in the event the Grantee no longer serves as a member of the Board by reason of his death or Disability, and
Shall terminate in the event of a Change in Control of the Company as described in Section 9, below.
Whether and when Vesting has occurred (other than by reason of the passage of time) shall be determined by the Board in its sole discretion.

4.	Rights as Stockholder. Except for the restrictions and the other limitations and conditions set forth in this Agreement, the Grantee as owner of the Restricted Stock shall have all the rights of a stockholder, including but not limited to the right to receive any dividends paid on the Restricted Stock and the right to vote the Restricted Stock.

5.	Stock Certificates.
Each certificate representing Restricted Stock shall be registered in the name of the Grantee and shall be deposited with the Company by the Grantee together with a stock power endorsed in blank and shall bear the following (or a similar) legend:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture provisions) contained in a stock incentive plan and in an agreement between the registered owner and the issuer. A copy of the plan and the agreement will be furnished to the holder of this certificate by the issuer without charge upon written request.”
Upon the termination of the restrictions imposed by this Agreement, the Company shall return to the Grantee (or to the Grantee’s legal representative, as appropriate) a certificate for the Restricted Stock without the legend referred to in Section 0, above.
6.	Tax Withholding. The Grantee shall pay to the Company or shall make provision satisfactory to the Company for payment of any taxes required by law to be paid by or withheld from the Grantee with respect to the Restricted Stock no later than the date of the event creating the tax liability. To the extent permitted by law, the Company may deduct any such tax obligation if not paid when due from any payment of any kind due from the Company to the Grantee.

7.	Securities and Other Laws. It shall be a condition to the Grantee’s right to receive the Restricted Stock hereunder that the Company may, in its discretion, require —
that the Restricted Stock shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company’s common stock may then be listed or quoted;
that either (a) a registration statement under the Securities Act of 1933 (the “Act”) with respect to the Restricted Stock shall be in effect; or (b) in the opinion of counsel to the Company, the proposed issuance and delivery of the Restricted Stock to the Grantee shall be exempt from registration under the Act in which event, the Grantee shall have made such undertakings and agreements with the Company as the Company may reasonably require; and

that such other steps, if any, as counsel to the Company shall consider necessary to comply with any law applicable to the issuance of the Restricted Stock shall have been taken by the Company or the Grantee, or both. The certificate representing the Restricted Stock may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.
8.	Adjustment in Provisions. Upon any change from time to time in the outstanding common stock of the Company by reason of a stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other such transaction affecting the Company’s common stock, the relevant parts of this Agreement shall be appropriately adjusted by the Company, if necessary, to reflect such change equitably.

9.	Change in Control. Notwithstanding any other provision of this Agreement, in order to preserve the Grantee’s rights under this Agreement, upon a Change in Control of the Company, all the restrictions imposed on the Restricted Stock by Section 2, above, shall terminate.

10.	Notice of Election Under Section 83(b). If the Grantee makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder or under comparable provisions of other laws, he will provide a copy thereof to the Company within thirty days of the filing of such election with the Internal Revenue Service or other authority.

11.	Amendments. The Board may amend, modify or terminate this Agreement, including substituting therefor another Award of the same or a different type, provided that the Grantee’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Grantee.

12.	Decisions by the Board.
Any dispute or disagreement that arises under, or as a result of, or pursuant to, this Agreement shall be resolved by the Board in its sole and absolute discretion, and any such resolution or any other determination by the Board under, or pursuant to, this Agreement and any interpretation by the Board of the terms of this Agreement or the Plan shall be final, binding, and conclusive on all persons affected thereby.
For purposes of this Agreement, any action that is required to be or that may be taken by the Board, shall mean taken in accordance with the by-laws of the Company by the directors then in office, but excluding therefrom the Grantee so that the Board shall be considered to consist of all directors then in office other than the Grantee.
In Witness Whereof, the Board has caused this Agreement to be executed by the Chairman of the Board, and the Grantee has hereunto set his hand and seal, all effective on the Award Date.
Sterling Construction Company, Inc.

By:
	Patrick T. Manning, Chairman	[Name of the Grantee]